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                                                SCHEDULE VII

                              VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

                           ALLOWANCE FOR DEPRECIATION, DEPLETION AND AMORTIZATION

                            For the Years Ended December 31, 1993, 1992 and 1991
                                            Amounts in Thousands

                       Column A               Column B    Column C    Column D       Column E     Column F
                                                         Additions                    Other
                                             Balance at  Charged to                 Changes (1)    Balance
                                             Beginning   Costs and                     Add          at End
                    Classification           of Period    Expenses   Retirements     (Deduct)    of Period
                        1993
    Depletable land.........................  $ 13,066    $    960     $   198        $   (1)   $   13,827
    Land improvements.......................    27,624       3,146         741           641        30,670
    Buildings...............................    35,857       2,814         432           (16)       38,223
    Machinery and equipment.................   882,554      95,703      24,599         2,173       955,831
    Leaseholds..............................     1,611         157         100             1         1,669
       Total................................  $960,712    $102,780     $26,070        $2,798    $1,040,220

                       1992
    Depletable land.........................  $ 11,948    $    948     $    25        $  195    $   13,066
    Land improvements.......................    25,291       3,095         156          (606)       27,624
    Buildings...............................    33,184       2,733          66             6        35,857
    Machinery and equipment.................   807,074      96,424      21,544           600       882,554
    Leaseholds..............................     1,467         144          --            --         1,611
       Total................................  $878,964    $103,344     $21,791        $  195    $  960,712

                       1991
    Depletable land.........................  $ 12,160    $  1,384     $ 1,595        $   (1)   $   11,948
    Land improvements.......................    23,201       3,091       1,001            --        25,291
    Buildings...............................    30,844       2,739         399            --        33,184
    Machinery and equipment.................   736,559     102,382      31,867            --       807,074
    Leaseholds..............................     1,338         128          --             1         1,467
       Total................................  $804,102    $109,724     $34,862        $   --    $  878,964

     (1) Net reclassifications.
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